Exhibit 10.9

EXECUTION COPY

CONTRIBUTION AGREEMENT, dated as of April 7, 2015 (this Agreement), between:

BDCA HELVETICA FUNDING, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the Issuer);

BUSINESS DEVELOPMENT CORPORATION OF AMERICA, a corporation incorporated under the laws of the State of Maryland (the Sole Shareholder); and

U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (in such capacity, the Trustee).

WHEREAS:

A.           The Issuer is party to an Indenture dated as of April 7, 2015 between the Issuer and the Trustee (as amended, supplemented or otherwise modified from time to time, the Indenture).

B.           The Indenture provides for the authentication, issuance and delivery of Notes to the Holders thereof in an original Aggregate Outstanding Amount up to U.S.$300,000,000. The Issuer intends to use the proceeds of the Notes to purchase, in accordance with the requirements of the Indenture, (a) Portfolio Assets consisting of Loans that satisfy the Asset Eligibility Criteria and (b) Eligible Investments.

C.           The Sole Shareholder is the sole shareholder of the Issuer.

D.           To induce the Holders to purchase the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sole Shareholder is willing to make capital contributions to the Issuer in the circumstances described herein. Accordingly, the parties hereto agree as follows:

Interpretation

1.           Capitalized terms used but not defined herein have the respective meanings given to such terms in the Indenture. In addition, as used herein, the following terms have the following respective meanings:

Contribution Amount, with respect to any Contribution Event, has the meaning given to such term in the definition herein of "Contribution Event".

Contribution Event means, with respect to any date of determination, the giving of notice by the Trustee to the Sole Shareholder pursuant to Section 10.3(c) of the Indenture that the amount then standing to the credit of the Expense Account is less than U.S.$100,000 or, after giving effect to the payment of aggregate Administrative Expenses payable, but not yet paid, at any time during a particular Monthly Period, the amount standing to the credit of the Expense Account will be less than U.S.$100,000 (such shortfall, in each case, the Contribution Amount).

Contribution of Additional Capital

2.(a)	With respect to each Contribution Event that occurs during the period from (and including) the Closing Date to (and including) the date on which all of the Notes have been repaid in full and all Administrative Expenses have been paid in full, the Sole Shareholder hereby irrevocably agrees to contribute additional capital to the Issuer in USD Cash by wire transfer in immediately available funds in an amount no less than the applicable Contribution Amount.

(b)	Each contribution obligation pursuant to Section 2(a) shall be paid to the Expense Account by no later than 5:00 p.m. (New York City time) on the first Business Day following the Sole Shareholder's receipt of notice of such Contribution Event.

Representations and Warranties

3.           The Sole Shareholder hereby represents and warrants as of the date hereof as follows:

(i)	Status. It is duly organized and validly existing under the law of the jurisdiction of its organization or incorporation and, if relevant under such law, in good standing.

(ii)	Powers. It has the power and authority to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and such other documentation and has taken all necessary action to authorize such execution, delivery and performance.

(iii)	No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its property or any contractual restriction binding on or affecting it or any of its property.

(iv)	Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(v)	Obligations Binding. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, rehabilitation, conservation, moratorium or similar laws affecting rights of its creditors generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(vi)	Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its subsidiaries any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that could reasonably be expected to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

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4.           The Sole Shareholder represents to the Trustee and the Liquidation Agent at all times during the period referred to in 2(a) that the Sole Shareholder is the sole shareholder of the Issuer.

Covenants

5.           Each of the Issuer and the Sole Shareholder will from time to time execute and deliver such further documents and do such other acts and things as the Trustee or the Liquidation Agent may reasonably request in order fully to accomplish the purposes of this Agreement.

6.           The Sole Shareholder agrees not to propose or pass any resolution to wind up the Issuer or cause the filing of a petition in bankruptcy against or on behalf of the Issuer until the payment in full of all Notes issued under the Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period plus one day, following such payment.

7.           The Sole Shareholder agrees to make (or to cause the Issuer to make) an election to treat the Issuer as disregarded as an entity separate from the Sole Shareholder for US federal income tax purposes and agrees not to make any election or take any action, or cause the Issuer to make or take such an election or action, that would cause the Issuer to be treated as an association taxable as a corporation for U.S. Federal income tax purposes.

8.           The Sole Shareholder agrees to not transfer any membership interests in the Issuer, and not to permit the Issuer to register a transfer or subsequent issuance of any membership interests, if such transfer or subsequent issuance (a) would cause the Issuer to have more than one owner for U.S. Federal income tax purposes or (b) would cause the Issuer to be treated other than as disregarded as an entity separate from the Sole Shareholder.

Acknowledgement, agreement and consent

9.(a)	The Sole Shareholder acknowledges, agrees and consents, in connection with Section 15.1(h) of the Indenture, to the assignment described therein and the Sole Shareholder agrees to perform the provisions of the Indenture applicable to the Sole Shareholder subject to the terms of this Agreement.

(b)	The Sole Shareholder acknowledges and agrees that the Issuer is assigning all of its right, title and interest in, to and under this Agreement to the Trustee as representative of the Holders of the Notes and agrees that all of the representations, covenants and agreements made by the Sole Shareholder in this Agreement are also for the benefit of the Trustee and enforceable against the Sole Shareholder by the Trustee.

(c)	The Sole Shareholder will not enter into any agreement amending, modifying or terminating this Agreement (other than an amendment to correct inconsistencies, typographical or other manifest errors, defects or ambiguities) except with the prior written consent of the Liquidation Agent and the Trustee (which shall be given at the direction of the Majority Holders).

(d)	The Trustee shall have all the rights, benefits, protections, indemnities and immunities afforded to it under the Indenture, including Article 6 thereof.

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(e)	The Sole Shareholder shall not amend, or permit the amendment of, the Constitutive Documents of the Issuer without prior written consent of the Trustee and each Holder.

(f)	The Sole Shareholder consents to the filing of a Financing Statement against it in favor of the Issuer and Trustee as secured parties in connection with the transfer of each Portfolio Asset from the Sole Shareholder to the Issuer on the Closing Date and any other Loan transferred from the Sole Shareholder to the Issuer at any time.

Withholding Taxes

10.           If the Sole Shareholder is required to deduct or withhold any tax from any Contribution Amount, then the Sole Shareholder will pay an amount equal to such shortfall to the Issuer in accordance with Section 2 hereof. Upon the making of any such payment, the Issuer agrees that the Sole Shareholder will be fully subrogated to the rights of the Issuer to receive any tax refund or other similar payment with respect to such withholdings or deductions, and any such amounts (if and when received by the Issuer) shall be promptly paid to the Sole Shareholder, free and clear of the lien of the Indenture.

Waiver; Survival

11.(a)	No failure on the part of either party or any third party beneficiary hereof to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(b)	The obligations of the parties under this Agreement will survive until the payment in full of the Notes and all Administrative Expenses have been paid in full.

(c)	This Agreement shall terminate on such date that the Notes have been repaid in full and all reasonably incurred expenses have been paid.

Notices

12.           All notices and other communications in respect of this Agreement (including, without limitation, any modifications of, or requests, waivers or consents under, this Agreement) shall be given or made to a party at its address specified in Section 14.3 of the Indenture. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by facsimile in legible form or by e-mail transmission to any address previously furnished in writing to the other parties hereto and third party beneficiaries hereof by a party hereto.

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Amendments; Successors; Assignments

13.(a)	No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by e-mail (PDF) or facsimile transmission) and executed by each of the parties with the prior written consent of the Liquidation Agent and the Trustee (which shall be given at the direction of the Majority Holders) (other than an amendment to correct inconsistencies, typographical or other manifest errors, defects or ambiguities).

(b)	This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be executed and delivered in counterparts (including by e-mail (PDF) or facsimile transmission), each of which will be deemed an original.

(c)	This Agreement shall be binding upon and inure to the benefit of the Sole Shareholder and the Trustee and their respective successors and permitted assigns.

(d)	Except as provided in Section 9(b), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party without the prior written consent of the other parties (and in the case of the Trustee, such consent to be given at the direction of the Majority Noteholders) and the Liquidation Agent. Any purported transfer that is not in compliance with this Section 13 will be void.

Governing Law; Submission to Jurisdiction; Etc.

14.(a)	Governing Law. This Agreement, shall be construed in accordance with, and this Agreement and any matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

(b)	Submission to Jurisdiction. With respect to Proceedings relating to this Agreement, each party irrevocably (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Waiver of Jury Trial

15.           EACH OF THE SOLE SHAREHOLDER, THE ISSUER, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

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Contributions

16.           The Sole Shareholder and the Issuer hereto acknowledge and agree that this Agreement is not a contract (a) to issue a security of the Issuer or (b) to make a loan or to extend other debt financing or financial accommodations to or for the benefit of the Issuer, as referenced in Section 365(e)(2)(B) of the United States Bankruptcy Code, as amended. Each of the Sole Shareholder, on behalf of itself, and the Issuer further acknowledges and agrees that the transactions contemplated by this Agreement are made for reasonably equivalent value. The Sole Shareholder represents to the Trustee and to the third party beneficiary hereof that neither the Issuer nor the Sole Shareholder is insolvent at this time, will not be rendered insolvent by this Agreement and do not intend by the transactions contemplated in this Agreement to incur debts beyond their ability to repay those debts.

Severability

17.           If any term, provision, covenant or condition of this Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement, as the case may be, so long as this Agreement, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Benefits of Agreement

18.           The Liquidation Agent shall be an express third party beneficiary of (i) each agreement, covenant and obligation in this Agreement (including, without limitation, any right to make a determination, receive a notice, report or certificate, make a request, give consent or direct a disposition expressed as being exercisable by the Issuer or Liquidation Agent hereunder) and (ii) the representations, warranties, covenants and agreements made under Sections 2, 3, 4, 5, 6, 9(c), 9(e), 13(a) and 13(d) and 18 of this Agreement. Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Liquidation Agent, any benefit or any legal or equitable right, remedy or claim under this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BDCA HELVETICA FUNDING, LTD.

By:	/s/ Robert K. Grunewald

Name: Robert K. Grunewald
Title: Director

CONTRIBUTION AGREEMENT

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:	/s/ Robert K. Grunewald

Name: Robert K. Grunewald
Title: President and Chief Investment Officer

CONTRIBUTION AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maria D. Calzado

Name: Maria D. Calzado
Title: Senior Vice President

CONTRIBUTION AGREEMENT

Acknowledged by the following as a third party beneficiary:

UBS AG, LONDON BRANCH
as Liquidation Agent

By:	/s/ Trevor Spencer

Name: Trevor Spencer
Title: Authorized Signatory

By:	/s/ Ben Stewart

Name: Ben Stewart
Title: Authorized Signatory

CONTRIBUTION AGREEMENT

April 7, 2015

BDCA HELVETICA FUNDING, LTD.,

(as Issuer)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA,

(as Sole Shareholder)

and

U.S. BANK NATIONAL ASSOCIATION,
(as Trustee)

CONTRIBUTION AGREEMENT